Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Extreme Networks Public Relations

Gregory Cross

408/579-3483

gcross@extremenetworks.com

EXTREME NETWORKS, INC. PROVIDES UPDATE ON STOCK OPTION REVIEW

AND ANNOUNCES EXPECTED RESTATEMENT OF

PREVIOUSLY ISSUED FINANCIAL STATEMENTS

SANTA CLARA, Calif. – January 8, 2007 – Extreme Networks, Inc. (Nasdaq: EXTR) (the “Company”) announced an update on the on-going, previously-announced, internal review being conducted by a special committee of the Company’s Board of Directors (the “Special Committee”) of historical stock option grants and related accounting.

Based on that on-going review, the Company has reached a preliminary conclusion that the appropriate measurement dates for financial accounting purposes of certain stock option grants differ from the recorded grant dates of those awards. The evaluation of the accounting impact resulting from the change in measurement dates for those stock option grants is still on-going. However, the Company and the Audit Committee have concluded, after consultations with management and independent advisors, that additional non-cash charges for stock-based compensation expense will be required that will be material with respect to certain fiscal periods.

The Company expects to restate certain historical financial statements to record the additional stock-based compensation expense and related tax impacts, and will also evaluate any other unrecorded adjustments previously determined to be immaterial. The Company today filed a Form 8-K with the Securities and Exchange Commission stating that the financial statements, related notes and selected financial data and all financial press releases and similar communications issued by the Company and the related reports of the independent registered public accounting firm relating to fiscal periods 2000 through 2005 and the first, second and third quarters of 2006 should no longer be relied upon.

As soon as practicable following the completion of the internal review by the Special Committee and the review of conclusions of the Special Committee by the Company and the Company’s registered independent public accounting firm, the Company intends to prepare restated financial statements for all affected periods and thereafter become current on the filing of its periodic reports required under the Securities Exchange Act of 1934, as amended.

About Extreme Networks, Inc.

Extreme Networks designs, builds, and installs Ethernet infrastructure solutions that solve the toughest business communications challenges. Our commitment to open networking sets us apart from the alternatives by delivering meaningful insight and unprecedented control to applications and services. We believe openness is the best foundation for growth, freedom, flexibility, and choice. We focus on enterprises and service providers who demand high performance, converged networks that support voice, video and data, over a wired and wireless infrastructure.

Forward Looking Statements

This report contains forward-looking statements that involve risks and uncertainties, including statements regarding the determinations resulting from the preliminary conclusions based upon the preliminary results of the internal investigation by the Special Committee of the Company’s stock option grant practices and related accounting issues. Factors that could cause actual results to differ materially include further decisions by the Board of Directors, or the Audit Committee (and the timing of such decisions) concerning matters relating to the Company’s stock option grants and related accounting issues; the impact of any restatement of financial statements of the Company or other actions that may be taken or required as a result of such reviews; the inability of the Company to file reports with the SEC on a timely basis; risks associated with the Company’s inability to meet Nasdaq requirements for continued listing, including possible delisting; and risks of litigation related to these issues, potential claims and proceedings relating to such matters, including shareholder or employee litigation and action by the SEC and/or other regulatory agencies, and negative tax or other implications for the Company resulting from any accounting adjustments or other factors. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

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Extreme Networks is a registered trademark of Extreme Networks, Inc. in the United States and/or other countries.